As filed with the Securities and Exchange Commission on July 21, 2009

                                                                                                                                                                                                               Registration No. 333-

_________________________________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MUELLER INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	25-0790410
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

8285 Tournament Drive, Suite 150

Memphis, Tennessee 38125

(901) 753-3200

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Mueller Industries, Inc. 2009 Stock Incentive Plan

(Full title of the plan)

Gary C. Wilkerson, Esq.

Vice President, General Counsel, and Secretary

Mueller Industries, Inc.

8285 Tournament Drive, Suite 150

Memphis, Tennessee

(901) 753-3200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Serge Benchetrit

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

(212) 728-8000

(212) 728-8111 (Facsimile)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share	750,000	$21.59	$16,192,500	$903.54

(1)

Represents 750,000 shares of Common Stock issuable pursuant to the Mueller Industries, Inc. 2009 Stock Incentive Plan (the “Plan”). In addition, this Registration Statement covers an indeterminable number of additional shares as may hereafter be offered or issued, pursuant to the Plan, to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without receipt of consideration.

(2)	Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Mueller Industries, Inc. (the “Company”) to register 750,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), which may be issued under the Company’s 2009 Stock Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement have been or will be sent or given to participating employees as specified in Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”), in accordance with the rules and regulations of the United States Securities and Exchange Commission (the “Commission”). Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, filed with the Commission by the Company, are incorporated by reference into the Registration Statement:

(a) the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2008, filed on February 24, 2009 pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b) the Company’s Quarterly Report on Form 10-Q for the quarter ended March 28, 2009, filed on April 21, 2009, pursuant to the Exchange Act;

(c) the Company’s Current Reports on Form 8-K, filed on May 7, 2009, March 16, 2009, February 13, 2009, and December 30, 2008, respectively, pursuant to the Exchange Act; and

(d) the description of the Company’s Common Stock, which is contained in the Company’s Registration Statement on Form 8-A, File No. 1-6770, dated January 22, 1991, filed pursuant to the Exchange Act, as amended by the Company’s Form 8, dated February 12, 1991.

In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.	DESCRIPTION OF SECURITIES
Inapplicable.
Item 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL
Inapplicable.
Item 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys’ fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys’ fees) which he actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation’s by-law, agreement, vote or otherwise.

In accordance with Section 145 of the DGCL, Articles 6 and 7 of the Company’s Certificate of Incorporation, as amended (the “Certificate”), and the Company’s By-Laws (the “By-Laws”) provide that the Company shall indemnify each person who is or was a director, officer, employee or agent of the Company (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by the DGCL or any successor statute. The indemnification provided by the Certificate and the By-Laws shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her individual capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The Certificate and the By-Laws provide that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

The By-Laws further provide that the Company may purchase and maintain insurance on behalf of its directors, officers, employees and agents against any liabilities asserted against such persons arising out of such capacities.

Item 7.	EXEMPTION FROM REGISTRATION CLAIMED

Inapplicable.

Item 8.	EXHIBITS
Exhibit No.	Description of Exhibit
4.1

Mueller Industries, Inc. 2009 Stock Incentive Plan (incorporated by reference from Appendix I to the Company’s 2009 Definitive Proxy Statement with respect to the Company’s 2009 Annual Meeting of Stockholders, as filed with the Commission on March 26, 2009).

5	Opinion of Willkie Farr & Gallagher LLP as to the validity of shares to be issued.
23.1	Consent of Willkie Farr & Gallagher LLP (included in the opinion filed as Exhibit 5 hereto).
23.2	Consent of Ernst & Young LLP - Independent Registered Public Accounting Firm.
24	Power of Attorney (included on the signature page).
Item 9.	UNDERTAKINGS

1. The undersigned registrant hereby undertakes:

(a)        To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)       to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)      to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with, or furnished to, the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(b)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on the 21st day of July, 2009.

MUELLER INDUSTRIES, INC.

By:	/s/ Harvey L. Karp
Name:	Harvey L. Karp
Title:	Chairman of the Board

POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Harvey L. Karp and Gregory L. Christopher, and each of them severally, as his true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to this Registration Statement, and to any registration statement filed under Commission Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

_/s/ Harvey L. Karp	Chairman of the Board of Directors	July 21, 2009
Name: Harvey L. Karp

_/s/ Gregory L. Christopher	Chief Executive Officer	July 21, 2009
Name: Gregory L. Christopher	(Principal Executive Officer)
_/s/ Kent A. McKee	Executive Vice President and Chief Financial Officer	July 21, 2009
Name: Kent A. McKee	(Principal Financial and Accounting Officer)

_/s/ Alexander P. Federbush	Director	July 21, 2009
Name: Alexander P. Federbush

_/s/ Paul J. Flaherty	Director	July 21, 2009
Name: Paul J. Flaherty

_/s/ Gennaro J. Fulvio	Director	July 21, 2009
Name: Gennaro J. Fulvio

_/s/ Gary S. Gladstein	Director	July 21, 2009
Name: Gary S. Gladstein

_/s/ Scott Goldman	Director	July 21, 2009
Name: Scott Goldman

_/s/ Terry Hermanson	Director	July 21, 2009
Name: Terry Hermanson

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
4.1

Mueller Industries, Inc. 2009 Stock Incentive Plan (incorporated by reference from Appendix I to the Company’s 2009 Definitive Proxy Statement with respect to the Company’s 2009 Annual Meeting of Stockholders, as filed with the Commission on March 26, 2009).

5	Opinion of Willkie Farr & Gallagher LLP as to the validity of shares to be issued.
23.1	Consent of Willkie Farr & Gallagher LLP (included in the opinion filed as Exhibit 5 hereto)
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
24	Power of Attorney (included on the signature page).